                                 EXHIBIT 99.5

GREAT PEE DEE BANCORP, INC.


NUMBER OF SHARES

Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum purchase is _____ shares.

METHOD OF PAYMENT

Check the appropriate box(es). You may pay by check, bank draft or money order and/or authorize withdrawal from your First Federal Savings and Loan Association of Cheraw savings or certificate account(s). If paying by certified or teller's check, please make it payable to First Federal Savings and Loan Association of Cheraw. Your funds will earn interest at the Association's certificate rate per annum until the offering is completed. If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest from a savings or certificate account at the same account rate and cannot be withdrawn by you until the Closing Date, as defined on the front page of the Prospectus.

STOCK REGISTRATION

Print the name(s) in which you want the stock registered. See the reverse side of this form for registration guidelines.

Enter the social security number (or tax I.D. number) of the registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check other and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included.

NASD AFFILIATION

Please refer to the National Association of Securities Dealers, Inc. (NASD) affiliation section and check the box if applicable. Under the guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon the purchase of such securities, as established by the NASD.

_____ Check here and initial below if you are a member of the NASD or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 150 days following issuance, and (ii) to report this purchase order in writing to the applicable NASD member I am associated with within one day of the payment for the stock. (Initials)_________

ACKNOWLEDGMENT

Sign and date the form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

DEADLINE

This form along with the Form of Acknowledgment, properly executed and with the correct payments must be received by ____ _.m., South Carolina Time, ___________, 1997 and will be deemed received upon the date and the time of delivery of the form to our office. Please submit your order using the enclosed postage-paid envelope or hand-delivering to First Federal Savings and Loan Association of Cheraw.

TELEPHONE INFORMATION

Please enter both a daytime and evening telephone number where you may be reached in the event we cannot execute your order as given.

Daytime Phone  (          ) ____________________

Evening Phone  (          ) ____________________


                                STOCK ORDER FORM
Number of Shares                Offering  Price               Total Amount Due

              X                $      10.00                   =
-------------                  ---------------------           ---------------

_____ Enclosed is a certified teller's check, bank draft, or money order payable to First Federal Savings and Loan Association of Cheraw for $________.

_____ I authorize withdrawal from the following First Federal Savings and Loan Association of Cheraw account(s):


  Account Number(s)                           Amount
                                     $
                                     $
  Total Withdrawal                   $

_________________________________________________________________
Name(s) in which your stock is to be registered

_________________________________________________________________
Name(s) in which your stock is to be registered

__________________________________________________________________
Address

__________________________________________________________________
City          County

_________________________________________________________________
State          Zip Code

_________________________________________________________________
Social Security # or Tax ID #

_______  Individual   _______   Joint Tenants       _______  Tenants in Common
_______  Uniform Gift or Transfer to Minors
_______  Other _____________________________________________

I (we) acknowledge receipt of the Prospectus and the terms and conditions described therein. I (we) understand that, after receipt by First Federal Savings and Loan Association of Cheraw, this order may not be modified or withdrawn without the consent of First Federal Savings and Loan Association of Cheraw. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion, and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares.
Under penalties of perjury, I (we) certify that: (1) the Social Security number or Taxpayer Identification number given above is correct; and (2) I am not subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHERAW OR ANY FEDERAL OR STATE GOVERNMENT OR AGENCY.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Southeast Regional Director of the Office of Thrift Supervision, Atlanta, Georgia at (404) 888-0771.

I further certify that, before purchasing the Common Stock of Great Pee Dee Bancorp, Inc., I received a Prospectus. The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. See the "Risk Factors" section of the Prospectus. In executing this Stock Order Form I affirm that I have read the Prospectus and am aware of the risks associated with investing in Great Pee Dee Bancorp, Inc. Common Stock.

____________________________________________________________
Signature                                   Date

____________________________________________________________
Additional Signature (if required)          Date

For assistance, please call the Stock Information Center, First Federal Savings and Loan Association of Cheraw,
   at (803) ___-____ from 9:00 a.m. to 5:00 p.m., South Carolina Time, Monday through Friday.

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registration which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your Great Pee Dee Bancorp, Inc. common stock should be registered, see your legal advisor.

     To ensure correct registration, please follow the instructions for the ownership you select.
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GENERAL INSTRUCTION:  .  Include the first name, middle initial, and last name of each person listed. Avoid the use of an initial in place of the first name.

                      .  Do not use titles such as Mr., Mrs., Dr., etc.

                      . Omit words that do not affect ownership rights such as special account, personal property, etc.
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INDIVIDUAL:           Instructions: Print the first name, middle initial, and
                      last name of the person in whose name the stock is to be registered. You may not list beneficiaries for this ownership.
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JOINT TENANTS:        Joint Tenancy with Right of Survivorship identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                      Instructions: Print the first name, middle initial, and
                      last name of each co-tenant. You may not list
                      beneficiaries for this ownership.
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UNIFORM GIFTS TO      For residents of certain states, stock may be held in
MINORS/UNIFORM        the name of a custodian for the benefit of a minor under
TRANSFERS TO MINORS:  the Uniform Transfers to Minors Act.  For residents of most other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.


                      Instructions: If you are a South Carolina resident and wish to register stock in this ownership check Uniform Transfers to Minors Act. For other states, see your legal advisor if you are unsure about the correct registration of your stock.


                      On the first NAME line, print the first name, middle initial, and last name of the custodian, with the abbreviation CUST after the name


                      Print the first name, middle initial, and last name of the minor on the second NAME line. Only one custodian and one minor may be designated.


                      Please indicate the minor's social security number in the signature block.


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OTHER:                Generally, fiduciary relationships (such as
                      Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                      Instructions: On the first NAME line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first NAME line. Following the name, print the fiduciary title such as conservator, personal representative, etc.


                      On the second NAME line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the date and type of legal document establishing the fiduciary relationship (agreement, court order, etc.) (Use the space marked OTHER if necessary). Please contact us if you have any questions.

                      EXAMPLE OF A FIDUCIARY REGISTRATION:
                      John D. Smith Trustee for Tom A. Smith Under Agreement Dated 06/09/74.
                      PLEASE NOTE THAT TOTTEN TRUST AND PAYABLE ON DEATH OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK.
                      For example, stock cannot be registered as John Doe Trustee for Jane Doe or John Doe Payable on Death to Jane Doe.

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NASD AFFILIATION:     Please refer to the NASD AFFILIATION statement on the face of this form. If applicable, initial where indicated and check the box. the National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the Interpretation) restricts the sale of a hot issue (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are required to indicate that they will comply with certain conditions required for an exemption from the restrictions.

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

                               CERTIFICATION FORM
          (This Signed Form Must Accompany A Signed Stock Order Form)

     I acknowledge that the shares of common stock, $.01 par value per share ("common stock"), of great pee dee ban corp. (the "corporation"), the proposed holding company for first federal savings and loan association of cheraw (the "association"), are not guaranteed by the corporation, the association or the Federal Government.

     If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, John E. Ryan, at (404) 888-0771.

     I further certify that, before purchasing the shares of Common Stock of the Corporation, I received a copy of the Prospectus dated ____________, 1997 which discloses the nature of the shares of Common Stock being offered thereby, and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 8 of the Prospectus:

          1. Decreased Return on Average Equity and Increased Expenses Immediately After Conversion
          2. Potential Impact of Changes in Interest Rates and the Current Interest Rate Environment
          3.  Reliance on Certificate of Deposit Accounts
          4.  Competition
          5.  Geographic Concentration of Loans
          6.  Establishment of the Charitable Foundation
          7.  Intent to Remain Independent
          8.  Anti-Takeover Provisions and Statutory Provisions That
              Could Discourage Hostile Acquisitions of Control
          9.  Possible Voting Control by Directors and Officers
         10.  Possible Dilutive Effect of RRP and Stock Options
         11.  Financial Institution Regulation and Future of the Thrift Industry
         12.  Risk of Delayed Offering
         13.  Income Tax Consequences of Subscription Rights

         For a more detailed description of the risks involved in the offering, see "Risk Factors" at pages 8 through 11 of the Prospectus.

Signature:
          ------------------------------------

Signature:
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(Note:  If stock is to be held jointly, both parties must sign)
                                        ----

Date:
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